Exhibit 99.1

cogint Announces Business Combination With BlueFocus Creating World-Class Global Marketing Services Company With Spin-Off of Data and Analytics Company and Cash Dividend

Transaction Values Fluent at $415 Million with Additional Contribution by BlueFocus of $100 Million in Cash, Canadian-Based Marketing Communications Company Vision7 International, and U.K.-Based Global Socially-Led Creative Agency We Are Social

Data and Analytics Company to Spin-Off into Standalone Public Company with Proposed Listing on NASDAQ; Dedicated Focus on Innovation and Big Data Analytics to Drive Continued Expansion in Multi-Billion Dollar Market

cogint Shareholders Expected to Receive Cash Dividend and Shares of Data and Analytics Company Common Stock in Connection with Closing the Business Combination cogint Shareholders and BlueFocus to Own 37% and 63% respectively of the Combined Marketing Services Company

Creates World-Class Global Marketing Services Company Powered by Creative, Digital and Performance Marketing Capabilities

BOCA RATON, FL – September 7, 2017 – Cogint, Inc. (NASDAQ: COGT) today announced it has entered into a definitive transaction agreement with BlueFocus International Limited (“BlueFocus”), a wholly-owned Hong Kong subsidiary of BlueFocus Communications Group Co. Ltd. (publicly traded Chinese Company (SHE: 300058)) under which cogint and BlueFocus will combine their businesses. In the transaction, BlueFocus will contribute to cogint (1) $100 million in cash, (2) Canadian-based marketing communications company Vision7 International Inc., (3) U.K.-based global socially-led creative agency We Are Very Social Limited, and (4) Indigo Social, LLC. The transaction values cogint’s performance-marketing business, Fluent, at $415 million. The combined company is expected to have 2018 annual revenues in excess of $500 million and adjusted EBITDA in excess of $75 million, with customers around the globe.

cogint, through its data-driven, performance marketing solutions company Fluent, has established a leading franchise of differentiated, innovative products in the digital marketing industry that is highly complementary to the existing portfolio of BlueFocus. The combination provides Fluent with an immediate international presence with access to the world’s leading brands, and delivers differentiated, end-to-end solutions consisting of Fluent’s unique customer acquisition and retention capabilities and BlueFocus’s premier agency and creative services. BlueFocus will retain Fluent’s presence in New York City and Fluent will continue to be led by Ryan Schulke and Matt Conlin.

As part of the transaction, immediately prior to the closing, cogint will spin-off its data and analytics operations and assets into a public company, expected to be listed on NASDAQ, named Red Violet, Inc. (“Red Violet”). The shares of Red Violet will be distributed to cogint’s shareholders as of a record date to be determined as a stock dividend upon closing of the transaction. The arrangements will result in Red Violet launching with cash of $20 million dollars. Red Violet will be led by cogint’s current management team with Derek Dubner, co-founder and Chief Executive Officer of cogint, as Chief Executive Officer. Michael Brauser, co-founder and Chairman of the Board of cogint, will be Chairman of the Board of Red Violet.

“I’m very proud that we have created such an extraordinary value proposition through this structured transaction,” said Michael Brauser, cogint’s Chairman. “Since the day we founded cogint, we have worked tirelessly to create enormous value for our shareholders. This transaction does exactly that by providing a significant value premium to our shareholders, a cash dividend, and ownership in two publicly-traded companies with tremendous future upside.”

“Fluent is uniquely positioned as the go-to data-driven, performance marketing company for top brands to engage with customers at massive scale,” said Derek Dubner, cogint’s CEO. “Combining Fluent with BlueFocus’s international portfolio of marketing services businesses is a compelling opportunity for Fluent to achieve international scale and to integrate its unique ability to build custom audiences for the world’s leading brands with the BlueFocus portfolio of services. I am equally excited to announce the spin-off of our data and analytics company and its new brand identity, Red Violet. Red Violet is strongly positioned to leverage its innovative technologies to power its continued expansion within the risk management industry. This structured transaction enhances the strategic focus and respective competitive positions of both cogint companies.”

Benefits of the Transaction

•	Compelling transaction for cogint shareholders: The transaction will deliver a significant and immediate premium to cogint shareholders, with greater value certainty resulting from the combination of cogint’s performance marketing business with BlueFocus’s marketing services companies, as compared to cogint’s performance marketing business’s standalone prospects. cogint’s shareholders will also receive a cash dividend and are also expected to realize substantial additional value from their ownership interest in Red Violet’s spin-off.

•	Additional value creation through separation of businesses: As cogint’s risk management and performance marketing businesses have distinct financial and operating characteristics, the separation of the businesses will simplify the management and organization structures of each company, allowing each company to adopt strategies and pursue objectives appropriate to their respective needs to focus more exclusively on improving each company’s operations, and to enable the optimization of capital deployment and investment strategies necessary to advance their respective compelling innovation roadmaps. Further, the separation brings greater clarity to the market place as to each company’s core competencies, allowing each company to compete more effectively within their respective markets.

•	Greater visibility into cogint businesses: The separation of cogint’s risk management and performance marketing businesses enables investors to better evaluate the financial performance, strategies, and other characteristics of each company. This will permit investors to make investment decisions based on each company’s own performance and potential, and enhance the likelihood that the market will value each company appropriately.

cogint shareholders holding in aggregate 58.0% of the Company’s common stock have approved, by written consent, the issuance of cogint shares to BlueFocus and other matters relating to the business combination. The company expects to mail to its shareholders an Information Statement describing the business combination in detail. Closing of the transaction is conditioned on the mailing of the Information Statement to cogint shareholders, completion of the spin-off, and appropriate regulatory approvals.

Advisors

Petsky Prunier is acting as exclusive financial advisor to Cogint, Inc. PJT Partners is acting as financial advisor to BlueFocus International Limited.

About cogint™

At cogint, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At cogint, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

Note to Investors Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements relating to the transaction between cogint and BlueFocus, expected annual revenues and EBITDA of the combined company, the delivery of a significant and immediate premium to cogint shareholders, the spin-off of cogint’s data and analytics operations and assets into a new public company, and the additional value creation through the separation of such operations and assets. Additional risks may include the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction and spin-off might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ability to successfully integrate BlueFocus’s business; the ability to successfully separate cogint’s data and analytics operations and assets; the risk that the common stock of Red Violet is not listed on NASDAQ; the risk that the transaction and its announcement could have an adverse effect on cogint’s and BlueFocus’s ability to retain customers and retain and hire key personnel; the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:

Cogint, Inc.

Jordyn Kopin, 646-356-8469

Director, Investor Relations

JKopin@cogint.com

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